UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

January 14, 2010
(Date of Report (Date of Earliest Event Reported))

United Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Michigan	0-16640	38-2606280
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

205 E. Chicago Boulevard, Tecumseh, MI  49286
(Address of principal executive offices)

(517) 423-8373
(Registrant’s telephone number including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 14, 2010, United Bancorp, Inc.'s ("United") subsidiary banks, United Bank & Trust ("UBT") and United Bank & Trust – Washtenaw ("UBTW"), entered into an Agreement of Consolidation (the "Consolidation Agreement").  Under the Consolidation Agreement, UBTW will be consolidated and merged with and into UBT (the "Consolidation").  The consolidated bank will operate under the charter and name of United Bank & Trust.

Each outstanding share of UBT common stock will remain outstanding as one share of the consolidated bank.  All outstanding shares of UBTW capital stock will be cancelled.  United, as sole shareholder of UBTW, will not receive any compensation for its cancelled shares of UBTW capital stock.

The Consolidation Agreement and the Consolidation are subject to the receipt of all applicable federal and state regulatory approvals.

The disclosure under this Item 1.01 is qualified in its entirety by reference to the Consolidation Agreement, which is filed with this report as Exhibit 2.1 and is here incorporated by reference.

Item 9.01	Financial Statements and Exhibits

(c)           Exhibits

2.1	Agreement of Consolidation.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Bancorp, Inc. (Registrant)
By:

Date: January 15, 2010	/s/ Randal J. Rabe
Randal J. Rabe Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document
2.1	Agreement of Consolidation.